Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-171082) of Targa Resources Corp. of our report dated February 25, 2011 relating to the consolidated financial statements which appear in this Form 10-K/A and our report dated February 25, 2011 relating to the financial statement schedule of Targa Resources Corp., which appears in this Form 10-K/A.

/s/PricewaterhouseCoopers LLP
Houston, Texas
March 29, 2011